   As filed with the Securities and Exchange Commission on November 15, 2001

                                                      Registration No. 333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                SONIC SOLUTIONS
                                ---------------
            (Exact name of registrant as specified in its charter)

                   California                        93-0925818
                   ----------                        ----------
         (State or other jurisdiction of          (I.R.S. employer
         incorporation or organization)          identification No.)

             101 Rowland Way, Suite 110, Novato, California 94945
             ----------------------------------------------------
                   (Address of principal executive offices)

                            2000 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the plan)

                                Robert J. Doris
                     President and Chief Executive Officer
                                Sonic Solutions
                          101 Rowland Way, Suite 110
                           Novato, California 94945
                          ------------------------
                    (Name and address of agent for service)

                                (415) 893-8000
                                --------------
         (Telephone number, including area code, of agent for service)

                            Copy to:  Kyle V. Guse
                      Heller Ehrman White & McAuliffe LLP
                             275 Middlefield Road
                         Menlo Park, California 94025
                                (415) 324-7000

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed      Proposed
     Title of                          maximum       maximum
    securities          Amount         offering      aggregate      Amount of
      to be             to be          price per     offering     registration
    registered      registered (1)     share (2)       price           fee
--------------------------------------------------------------------------------
   Common Stock        6,750,000         $1.32       $8,910,000     $2,228.00
  (no par value)
================================================================================


(1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market on November 12, 2001.

     Explanatory Note: This Registration Statement on Form S-8 relates to the issuance of up to 6,750,000 shares of the Company's Common Stock (the "Shares"). Of the Shares, 3,750,000 are issuable pursuant to an evergreen provision in the Company's 2000 Stock Option Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

       Sonic Solutions hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The registrant's latest annual report (Form 10-K/A) for the fiscal year ended March 31, 2001 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed;

          (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above;

          (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its articles of incorporation and by-laws provisions regarding the indemnification of officers and directors of the registrant. Article III of registrant's Restated Articles of Incorporation, as amended, provides as follows:


                                 "ARTICLE III

               The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right or protection of a director under this Article III that existed at or prior to the time of such amendment, repeal or modification. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended."

Section 29(a) of the registrant's By-Laws, as amended, provides as follows:

     "Indemnification of Directors and Officers.

          (a)  Indemnification. As authorized by the Articles of Incorporation,
               ---------------
     to the fullest extent permissible under California law, and in excess of that which is expressly permitted by Section 317 of the Code, the corporation shall indemnify its directors and officers against all expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee, or agent of another corporation, or of a partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this Bylaw in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this Bylaw, California law is amended in a manner which permits the corporation to authorize indemnification of, or advancement of expenses to, its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this Bylaw to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this Bylaw are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person."



Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          5      Opinion of Heller Ehrman White & McAuliffe LLP

          23.1   Consent of KPMG LLP

          23.2   Consent of Heller, Ehrman, White & McAuliffe LLP
                 (filed as part of Exhibit 5)

          24     Power of Attorney (see page 6)

          99.1 2000 Stock Option Plan (Incorporated by reference to exhibits to Definitive Proxy Statement for the Fiscal Year Ended March 31, 2000, filed with the Securities and Exchange Commission on July 31, 2000).


Item 9.   Undertakings

          A.     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Rafael, State of California, on this 15th day of November 2001.

                                   SONIC SOLUTIONS


                                   By:  /s/ Robert J. Doris
                                        ----------------------------------------
                                        Robert J. Doris
                                        President and
                                        Chief Executive Officer

                     POWER OF ATTORNEY TO SIGN AMENDMENTS
                     ------------------------------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert J. Doris and A. Clay Leighton, and either of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert J. Doris         President and Chief Executive      November 15, 2001
-------------------------
Robert J. Doris             Officer (Principal Executive
                            Officer)

/s/ Mary C. Sauer           Senior Vice President of           November 15, 2001
-------------------------
Mary C. Sauer               Marketing and Sales and
                            Director

/s/ A. Clay Leighton        Senior Vice President of           November 15, 2001
-------------------------
A. Clay Leighton            Worldwide Operations and
                            Finance and Chief Financial
                            Officer (Principal Accounting
                            Officer)

/s/ Robert L. Greber        Director                           November 15, 2001
-------------------------
Robert L. Greber

/s/ R. Warren Langley       Director                           November 15, 2001
-------------------------
R. Warren Langley

/s/ Peter J. Marguglio      Director                           November 15, 2001
-------------------------
Peter J. Marguglio

                               Index to Exhibits
                               -----------------



Exhibit No.               Description of Exhibit
----------                ----------------------

 5             Opinion of Heller Ehrman White & McAuliffe LLP

23.1           Consent of KPMG LLP

23.2           Consent of Heller Ehrman White & McAuliffe LLP
               (See Exhibit 5)

24             Power of Attorney (See page 6)

99.1 2000 Stock Option Plan (Incorporated by reference to exhibits to Definitive Proxy Statement for the Fiscal Year Ended March 31, 2000 filed with the Securities and Exchange Commission on July 31, 2000).